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SunPower Announces Actions to Address COVID-19 Pandemic Market Disruption
Company to Implement Material Initiatives / Updates Fiscal Year 2020 Guidance

SAN JOSE, Calif., March 25, 2020 - SunPower Corp. (NASDAQ: SPWR) today announced that it is implementing a number of material initiatives to help the company prudently manage its business during the current industry uncertainty relating to the COVID-19 pandemic. The company believes these actions will position it well for when the solar industry returns to strong growth.

“During these unprecedented times, our primary focus remains on the safety and well-being of our employees, working closely with our partners and continuing to serve our customers,” said Tom Werner, SunPower CEO and chairman of the board. “We are committed to taking every action within our control to manage our business and serve our customers both now and when the industry recovers. We have the industry’s best technology and are continuing to invest in our innovative product suite including our storage and digital solutions. Finally, we remain on track to complete our planned company split into two independently focused pure-play solar companies by the end of the second quarter.”

SunPower has immediately implemented a number of initiatives to manage its cost structure including a reduction in management salaries, the freezing of all hiring and merit increases as well as a reduction in capital expenditures. The company expects these actions will result in savings of up to $50 million in 2020. The company is also reviewing all discretionary spending as well as other programs to further reduce costs in the near-term and remains comfortable with its liquidity position.

Additionally, at this time, the company cannot fully assess the impact of the COVID-19 pandemic crisis in both its U.S. and international businesses. As a consequence, the company is withdrawing its previously provided fiscal year 2020 financial guidance. The company expects to provide additional details on its updated 2020 forecast on its first quarter 2020 earnings call in May.

The company’s planned split into two independent, publicly traded companies, expected to close by the end of the second quarter of 2020, is dependent on the timing of regulatory approvals and the satisfaction of certain closing conditions.

About SunPower
As one of the world's most innovative and sustainable energy companies, SunPower Corporation (NASDAQ:SPWR) provides a diverse group of customers with complete solar solutions and services. Residential customers, businesses, governments, schools and utilities around the globe rely on SunPower's more than 30 years of proven experience. From the first flip of the switch, SunPower delivers maximum value and superb performance throughout the long life of every solar system. Headquartered in Silicon Valley, SunPower has dedicated, customer-focused employees in Africa, Asia, Australia, Europe, North and South America. For more information about how SunPower is changing the way our world is powered, visit www.sunpower.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: (a) our expectations regarding our strategic initiatives and anticipated impact on our financial performance, operations, and positioning for future success; (b) our expectations regarding industry and market factors, including demand, our expectations for the timing of recovery, and our positioning to take advantage of anticipated solar industry growth; (c) the anticipated spin-off of Maxeon Solar, including expected timing and certainty; and (d) our expectations regarding 2020 financial performance, including plans and timing for providing an updated 2020 forecast .These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) challenges in executing transactions key to our strategic plans, including regulatory and other challenges that may arise; (2) our liquidity, substantial indebtedness, and ability to obtain additional financing for our projects and customers; (3) changes in public policy, regulatory changes, and the availability of economic incentives promoting use of solar energy; (4) fluctuations in our operating results; (5) potential disruptions to our operations and market demand that may result from epidemics or natural disasters; (6) containing manufacturing and logistics difficulties that could arise; and (7) challenges managing our acquisitions, joint ventures and partnerships, including our ability to successfully manage acquired assets and supplier relationships. In addition, the proposed and the associated investment by TZS in Maxeon Solar may not be consummated within the anticipated period or at all and the ultimate results of any separation depend on a number of factors, including the development of final plans and the impact of local regulatory requirements. A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent report on Form 10-K particularly under the heading “Risk Factors.”  Copies of this filing is available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpower.com. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

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